Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169075

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
SUPPLEMENT NO. 5, DATED JANUARY 7, 2013,
TO THE PROSPECTUS, DATED JULY 24, 2012

This prospectus supplement, or Supplement No. 5, is part of the prospectus of American Realty Capital Healthcare Trust, Inc., or the Company, dated July 24, 2012, or the Prospectus, as supplemented by Supplement No. 2, dated October 11, 2012, or Supplement No. 2, Supplement No. 3, dated November 21, 2012, or Supplement No. 3, and Supplement No. 4, dated November 30, 2012, or Supplement No. 4. This Supplement No. 5 supplements, modifies, supersedes and replaces certain information contained in Supplement No. 2, Supplement No. 3, Supplement No. 4 and the Prospectus and should be read in conjunction with the Prospectus. This Supplement No. 5 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 5 is to, among other things:

•	disclose operating information, including the status of the offering, the shares currently available for sale, the status of our distributions, the status of our share repurchase program, information regarding the dilution of the net tangible book value of our shares, the status of fees paid and deferred, our real estate investment summary and selected financial data;
•	disclose the extension of the offering to February 18, 2014.
•	disclose changes to investor suitability standards for North Dakota investors;
•	update our risk factors;
•	modify disclosure relating to the compensation of our advisor and its affiliates;
•	update disclosure relating to our dealer manager;
•	update our description of real estate investments and financial obligations;
•	modify disclosure relating to the summary of our advisory agreement and our operating partnership agreement;
•	update prior performance information;
•	update disclosure relating to our plan of distribution;
•	incorporate certain information by reference;
•	update disclosure relating to the electronic delivery of documents;
•	update Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement; and
•	update Appendix E — Letter of Direction.

	Supplement No. 5 Page No.	Prospectus Page No.
OPERATING INFORMATION	S-3	N/A
Status of the Offering	S-3	N/A
Shares Currently Available for Sale	S-3	N/A
Status of Distributions	S-3	N/A
Share Repurchase Program	S-5	N/A
Information Regarding Dilution	S-5	N/A
Status of Fees Paid and Deferred	S-5	N/A
Real Estate Investment Summary	S-6	N/A
Selected Financial Data	S-8	N/A
PROSPECTUS UPDATES
Investor Suitability Standards	S-9	iii
Prospectus Summary	S-9	1, 10, 14, 15, 18
Risk Factors	S-9	29, 39
Management	S-10	72 - 75, 85 - 89
Management Compensation	S-12	90, 93, 94, 97, 99
Conflicts of Interest	S-19	103, 105, 109
Description of Real Estate Investments	S-20	135, 136, 168, 170
Management’s Discussion and Analysis of Financial Condition And Results of Operations	S-37	184
Prior Performance Summary	S-37	193, 199
Summary of Our Operating Partnership Agreement	S-43	249
Plan of Distribution	S-50	258
Incorporation of Certain Information by Reference	S-50	266
Electronic Delivery of Documents	S-51	267
Subscription Agreements	S-51	C-1-1, C-2-1
Letter of Direction	S-51	E-1
Appendix C-1 — Subscription Agreement	C-1-1	C-1-1
Appendix C-2 — Multi-Offering Subscription Agreement	C-2-1	C-2-1
Appendix E — Letter of Direction	E-1	E-1

OPERATING INFORMATION

Status of the Offering

We commenced our initial public offering, or IPO, on a “reasonable best efforts” basis of up to 150.0 million shares of common stock on February 18, 2011. On May 12, 2011, we satisfied the general escrow conditions of our IPO. On such date, we had received and accepted aggregate subscriptions in excess of the minimum of $2.0 million in shares, broke escrow and issued shares of common stock to our initial investors who were admitted as stockholders. On January 13, 2012, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we are now accepting subscriptions from all states where we have cleared, including from residents of Pennsylvania.

As of December 31, 2012, we had acquired 50 commercial properties which were 97.5% leased on a weighted average basis as of such date. As of December 31, 2012, we had total real estate investments, at cost, of $672.6 million. As of September 30, 2012, we had incurred, cumulatively to that date, $46.8 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our common stock. Our secured debt leverage ratio was approximately 38.1% (calculated as total secured debt less cash on hand divided by the base purchase price of acquired real estate investments) as of September 30, 2012.

On November 29, 2012, our board of directors approved an extension of the termination date of our IPO, from February 18, 2013 to February 18, 2014.

Furthermore, in line with our and our advisor’s persistency of striving to operate pursuant to “best practices,” we will close our IPO as originally sized and will not raise additional capital through a follow-on offering.

Shares Currently Available for Sale

As of December 31, 2012, we had received aggregate gross proceeds of $553.1 million, consisting of the sale of 54.9 million shares of common stock in our IPO and the receipt of $6.9 million from our distribution reinvestment plan, or the DRIP. As of December 31, 2012, there were 55.6 million shares of our common stock outstanding, including restricted stock and shares issued under the DRIP. As of December 31, 2012, there were 95.0 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On December 10, 2011, our board of directors approved and we declared an increase to our existing distribution rate from a 6.60% to a 6.80% annualized rate based on the common stock price of $10.00 per share. The board of directors unanimously approved such dividend increase as a result of the Company’s earnings growth through accretive acquisitions.

The new distribution rate began accruing on January 1, 2012. Our distributions will continue to be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00186301370 per day.

Our first distribution was paid on August 1, 2011 to stockholders of record at the close of business each day during the period commencing July 21, 2011 (30 days after the date of our first property acquisition) through July 31, 2011. We have continued to pay distributions to our stockholders each month since our initial distribution payment in August 2011.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the nine months ended September 30, 2012, distributions paid to common stockholders totaled $8.1 million, inclusive of $3.6 million of distributions that were reinvested pursuant to the DRIP.

During the nine months ended September 30, 2012 and the six months ended December 31, 2011, cash used to pay our distributions was primarily generated from cash flows from operations, proceeds from our IPO and shares issued under the DRIP.

	Nine Months Ended September 30, 2012		Six Months Ended December 31, 2011
(In thousands)		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions paid in cash	$4,431		$376
Distributions reinvested	3,646		299
Total distributions	$8,077		$675
Source of distribution coverage:
Cash flows provided by operations(1)	$4,431	54.9%	$—	—%
Proceeds from issuance of common stock	—	—%	376	55.7%
Common stock issued under the DRIP/offering proceeds	3,646	45.1%	299	44.3%
Proceeds from financings	—	—%	—	—%
Total source of distribution coverage	$8,077	100.0%	$675	100.0%
Cash flows provided by operations (GAAP(2) basis)	$5,055		$(1,887)
Net loss attributable to stockholders (in accordance with GAAP)	$(6,941)		$(3,773)

(1)	Cash flows provided by operations for the nine months ended September 30, 2012 and six months ended December 31, 2011 include acquisition and transaction related expenses of $5.3 million and $3.2 million, respectively.
(2)	Accounting principles generally accepted in the United States of America, or GAAP.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from August 23, 2010 (date of inception) through September 30, 2012:

(In thousands)	For the Period from August 23, 2010 (date of inception) to September 30, 2012
Distributions paid:
Common stockholders in cash	$4,807
Common stockholders pursuant to DRIP/offering proceeds	3,945
Total distributions paid	$8,752
Reconciliation of net loss:
Revenues	$25,090
Acquisition and transaction-related	(8,696)
Depreciation and amortization	(13,707)
Other operating expenses	(4,358)
Other non-operating expenses	(9,400)
Net income attributable to non-controlling interests	44
Net loss attributable to stockholders (in accordance with GAAP)(1)	$(11,027)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the amount we spend to repurchase shares in a given quarter will be limited to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate our share repurchase program at any time upon not less than 30 days’ notice.

During the nine months ended September 30, 2012, we received 12 requests to repurchase an aggregate of 59,870 shares of our common stock pursuant to our share repurchase program. In connection with such requests, (i) we repurchased 26,100 shares at an average price per share of $9.99 and (ii) in November 2012, we repurchased an additional 33,770 shares at an average price per share of $9.86. We fund share repurchases from cash flows from operations. As of the date of this filing, we are not aware of any other repurchase requests.

Information Regarding Dilution

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) total book value of our assets less the net value of intangible assets, (2) minus total liabilities less the net value of intangible liabilities, (3) divided by the total number of shares of common and preferred stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common and preferred stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with IPO, including commissions, dealer manager fees and other offering costs. As of December 31, 2011, our net tangible book value per share was $4.36. The offering price of shares under this offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2011 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred and unpaid to our dealer manager, advisor and property manager as of and for the periods presented (in thousands):

	Incurred Nine Months Ended September 30, 2012	Unpaid As of September 30, 2012	Incurred Year Ended December 31, 2011	Unpaid As of December 31, 2011
Selling commissions and dealer manager fees	$26,315	$233	$6,733	$41
Offering costs	7,143	100	2,997	196
Acquisition fees	4,517	—	2,699	—
Financing coordination fees and expense reimbursements	1,515	—	1,279	—
Asset management fees	987	371	—	—
Property management fees	—	—	—	—

Real Estate Investment Summary

Real Estate Portfolio

The Company acquires and operates commercial properties. As of December 31, 2012, the properties the Company owned were 97.5% leased on a weighted average basis. The Company’s portfolio of real estate properties is comprised of the following properties as of December 31, 2012:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term(1)	Net Operating Income(2) (in thousands)	Base Purchase Price(3) (in thousands)	Capitalization Rate(4)	Annualized Rental Income(5) per Rented Square Foot
Texarkana	Jun. 2011	1	18,268	100.0%	8.3	$431	$4,500	9.6%	$23.59
DaVita, Marked Tree	Jun. 2011	1	4,596	100.0%	8.8	128	1,444	8.9%	27.85
DaVita, Rockford	Jul. 2011	1	7,032	100.0%	8.3	191	2,050	9.3%	27.87
Carson Tahoe Specialty Medical Plaza	Sep. 2011	3	154,622	100.0%	5.1	2,483	28,990	8.6%	16.06
Durango Medical Plaza	Sep. 2011	1	73,094	74.3%	6.9	1,963	22,886	8.6%	38.23
CareMeridian Rehabilitation Facility – Phoenix	Sep. 2011	1	13,500	100.0%	11.5	847	9,016	9.4%	62.74
Reliant Rehabilitation Hospital – Dallas	Nov. 2011	1	64,600	100.0%	22.7	3,371	33,798	10.0%	52.49
Global Rehabilitation Hospital	Nov. 2011	1	40,828	100.0%	12.1	1,499	16,526	9.1%	36.71
Spring Creek Medical Plaza	Nov. 2011	1	22,345	100.0%	7.1	860	9,966	8.6%	38.49
Odessa Regional Medical Center	Dec. 2011	1	39,220	100.0%	10.4	595	7,359	8.1%	15.20
Methodist North Medical Office Building	Dec. 2011	1	73,302	100.0%	12.1	1,944	24,625	7.9%	26.55
Cooper Health Medical Office Building	Dec. 2011	1	11,000	100.0%	7.3	288	3,325	8.7%	26.18
Village Healthcare Center	Jan. 2012	1	7,750	100.0%	12.1	417	4,482	9.3%	53.81
Biolife Plasma Services	Jan. 2012	1	15,000	100.0%	8.2	460	5,747	8.0%	30.67
University of Wisconsin Medical Center	Mar. 2012	1	31,374	100.0%	8.8	730	9,161	8.0%	23.27
Carson Tahoe Medical Office Building	Mar. 2012	1	38,426	82.1%	7.2	685	8,500	8.1%	22.82
Henry Ford Dialysis Center	Mar. 2012	1	10,100	100.0%	10.8	239	2,878	8.3%	23.66
Mercy Health Plaza	Apr. 2012	1	42,430	100.0%	9.3	864	11,045	7.8%	20.81
East Point Medical Office Building	Apr. 2012	1	34,500	100.0%	10.5	910	10,516	8.7%	26.38
DaVita Dialysis III	May 2012	1	5,725	100.0%	10.3	168	1,874	9.0%	29.34
Reliant Rehabilitation Hospital – Houston	May 2012	1	65,000	100.0%	24.3	3,144	31,593	10.0%	48.37
PAPP Clinic	May 2012	1	31,213	100.0%	9.0	441	5,400	8.2%	14.26
Unitron	May 2012	1	81,927	100.0%	8.1	793	9,390	8.4%	9.68
Cooper Health Medical Office Building	May 2012	1	16,314	100.0%	9.4	392	4,620	8.5%	24.03
Fresenius Medical – Metairie, LA	May 2012	1	18,149	100.0%	12.8	313	3,739	8.4%	17.25
Sunnyvale Medical Plaza	May 2012	1	48,910	88.3%	6.7	1,004	12,300	8.2%	24.13
Texas Clinic at Arlington	May 2012	1	66,824	95.7%	5.5	1,662	21,300	7.8%	26.49
Pinnacle Health	Jun. 2012	1	52,600	100.0%	7.5	1,379	12,900	10.7%	28.04
Cancer Care Partners	Jun. 2012	1	63,000	100.0%	13.0	2,158	26,800	8.1%	34.25
Aurora Health Care	Jul. 2012	3	226,046	100.0%	9.0	5,033	63,000	8.0%	22.27
Baylor Institute for Rehabilitation at Fort Worth	Aug. 2012	1	40,000	100.0%	11.2	1,347	16,000	8.4%	33.68

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term(1)	Net Operating Income(2) (in thousands)	Base Purchase Price(3) (in thousands)	Capitalization Rate(4)	Annualized Rental Income(5) per Rented Square Foot
Bronson LakeView	Sep. 2012	1	100,321	100.0%	8.5	2,336	30,430	7.7%	23.29
Benton House Senior Living Communities	Nov., Dec. 2012	5	317,802	N/A	N/A	5,853	85,750	6.8%	N/A
Beverly Center	Nov. 2012	1	59,345	100.0%	10.3	1,205	16,500	7.3%	22.16
Rush – Copley I	Nov. 2012	1	79,344	100.0%	8.8	2,062	25,800	8.0%	26.18
CareMeridian Rehabilitation Facility - La Mesa	Dec. 2012	1	9,000	100.0%	14.8	575	6,000	9.6%	63.84
Blue Ridge Medical Office Building	Dec. 2012	1	23,177	100.0%	9.5	361	4,850	7.4%	15.57
16 New Scotland Avenue	Dec. 2012	1	53,229	100.0%	12.4	1,105	15,000	7.4%	20.76
Michiana Hematology Oncology Medical Office Building	Dec. 2012	1	49,410	100.0%	17.6	1,686	21,740	7.8%	34.13
Cancer Center at Metro Health Village	Dec. 2012	1	21,502	100.0%	10.0	555	6,243	8.9%	25.80
Rush-Copley Building II	Dec. 2012	1	80,744	82.2%	6.1	1,756	25,550	6.9%	22.37
North Valley Orthopedic	Dec. 2012	1	17,608	100.0%	13.6	790	9,000	8.8%	44.88
		50	2,229,177	97.5%	11.3	$55,023	$672,593	8.2%	$26.69

(1)	Remaining lease term in years as of December 31, 2012, calculated on a weighted-average basis.
(2)	Annualized net operating income for the three months ended September 30, 2012 for the leases in place in the property portfolio as of September 30, 2012. Annualized net operating income as of acquisition date for the leases in place in the property portfolio after September 30, 2012. Net operating income is rental income on a straight-line basis, which include tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price.
(5)	Annualized rental income as of December 31, 2012 for the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we owned as of December 31, 2012 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rented Sq. Ft. Expiring
2013	1	$44	0.1%	1,146	0.1%
2014	7	583	1.2%	22,085	1.2%
2015	3	221	0.4%	8,149	0.4%
2016	9	941	1.9%	44,331	2.4%
2017	16	1,409	2.8%	55,916	3.0%
2018	15	3,579	7.2%	187,229	10.1%
2019	8	1,874	3.8%	71,476	3.8%
2020	7	2,711	5.5%	91,943	4.9%
2021	13	11,381	22.9%	545,539	29.3%
2022	15	4,268	8.6%	185,479	10.0%
Total	94	$27,011	54.4%	1,213,293	65.2%

(1)	Annualized rental income as of December 31, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of December 31, 2012:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2) (in thousands)	Annualized Rental Income(2) per Sq. Ft.
Aurora Medical Group, Inc.	3	226,046	10.4%	December 2021	9.0	Three 5-year options	$5,033	$22.27

(1)	Remaining lease term in years as of December 31, 2012.
(2)	Annualized rental income as of September 30, 2012 for the property portfolio on a straight-line basis, which include tenant concessions such as free rent, as applicable. Annualized net operating income as of acquisition date for the leases in place in the property portfolio after September 30, 2012.

Selected Financial Data

The following selected financial data as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011:

Balance sheet data (in thousands)	September 30, 2012	December 31, 2011
Total real estate investments, at cost	$460,648	$165,041
Total assets	486,515	172,315
Mortgage notes payable	200,106	110,721
Note payable	2,500	2,500
Total liabilities	214,322	118,490
Total equity	272,193	53,825

	Nine Months Ended September 30,
Operating data (in thousands, except share and per share data)	2012	2011
Total revenues	$21,776	$448
Operating expenses:
Property operating	3,495	85
Operating fees to affiliates	987	—
Acquisition and transaction related	5,281	1,309
General and administrative	690	251
Depreciation and amortization	12,172	105
Total operating expenses	22,625	1,750
Operating loss	(849)	(1,302)
Other income (expenses):
Interest expense	(6,120)	(129)
Interest income	16	—
Total other expenses	(6,104)	(129)
Net loss	(6,953)	(1,431)
Net loss attributable to non-controlling interests	12	—
Net loss attributable to stockholders	$(6,941)	$(1,431)
Other data:
Cash flows provided by (used in) operations	$5,055	$(1,265)
Cash flows used in investing activities	(236,506)	(20,395)
Cash flows provided by financing activities	255,244	24,475
Per share data:
Net loss per common share attributable to stockholders, basic and diluted	$(0.37)	$(2.42)
Weighted-average number of common shares outstanding, basic and diluted	18,634,509	592,311

PROSPECTUS UPDATES

All references to the termination of this offering are revised to state that this offering will terminate on February 18, 2014, provided that this offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan for sale in our primary offering).

Investor Suitability Standards

The following replaces in its entirety the investor suitability standard “North Dakota” on page iii of the Prospectus.

“North Dakota

•	North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in our offering.”

Prospectus Summary

The following disclosure hereby replaces in its entirety the second paragraph under the heading “What is American Realty Capital Healthcare Trust, Inc.?” on page 1 of the Prospectus.

“We are one of ten publicly offered REITs sponsored by the American Realty Capital group of companies. For additional information concerning these other American Realty Capital-sponsored programs, please see the section in this prospectus entitled “Conflicts of Interest.””

Risk Factors

The following disclosure hereby replaces in its entirety the risk factor “Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return” on page 29 of the Prospectus.

“Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows provided by operations were $5.1 million for the nine months ended September 30, 2012. During the nine months ended September 30, 2012, we paid distributions of $8.1 million, of which $4.4 million was funded from cash flows from operations and $3.6 million, or 45.1%, was funded from proceeds from common stock issued under the DRIP. For the six months ended December 31, 2011, our cash flow used in operations of approximately $(1.9 million) was a shortfall of approximately $0.7 million, or 100%, to our distributions paid of $0.7 million during such period, and such shortfall was paid from proceeds of this offering and common stock issued under the DRIP. Additionally, we may in the future pay distributions from sources other than from our cash flows from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from this offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.”

The following risk factor is inserted immediately after the heading “General Risks Related to Investments in Real Estate” on page 39 of the Prospectus.

“Losses from catastrophes may exceed our insurance coverage.

We carry comprehensive liability and property insurance on our properties and intend to obtain similar coverage for properties we acquire in the future. Some losses, generally of a catastrophic nature, such as losses from floods, hurricanes or earthquakes, are subject to limitations, and thus may be uninsured. If we suffer a substantial loss, our insurance coverage may not be sufficient to pay the full current market value or current replacement value of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed.”

Management

The following disclosure is inserted as the last sentence of Nicholas S. Schorsch’s biography beginning on page 72 of the Prospectus.

“Mr. Schorsch has also served as the chairman of the board of directors of American Realty Capital Healthcare Trust II, Inc., or ARC HT II, since its formation in October 2012.”

The following disclosure hereby replaces the last sentence of Nicholas S. Schorsch’s biography on page 73 of the Prospectus.

“We believe that Mr. Schorsch’s current experience as chairman and chief executive officer, as applicable, of ARCT, NYRR, ARC RCA, ARC DNAV, ARCP, ARCT III, ARC Global, ARCT IV and ARC HT II, his previous experience as president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our Chairman of the board of directors.”

The following disclosure is inserted as the third sentence of W. Todd Jensen’s biography, which begins on page 73 of the Prospectus.

“Mr. Jensen has also served as executive vice president and chief investment officer of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The following disclosure is inserted as the fourth to last sentence of Peter M. Budko’s biography on page 74 of the Prospectus.

“Mr. Budko has also served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The following disclosure is inserted as the seventh full sentence on page 75 of Brian S. Block’s biography beginning on page 74 of the Prospectus.

“Mr. Block has served as executive vice president and chief financial officer of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The following disclosure is inserted as the sixth to last sentence of Edward M. Weil, Jr.’s biography on page 75 of the Prospectus.

“He has also served as has served as the president, chief operating officer, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The following disclosure is inserted as the second sentence of Thomas P. D’Arcy’s biography on page 85 of the Prospectus.

“Mr. D’Arcy has served as the chief executive officer of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The second full paragraph on page 86 of the Prospectus under the section entitled “The Advisory Agreement” is replaced in its entirety by the following disclosure.

“The advisory agreement had an initial term of one year, which ended on February 18, 2012, and was renewed for a successive one-year term. This agreement may be renewed for an unlimited number of successive one-year periods. Additionally, upon 60 days’ written notice, the advisory agreement may be terminated (i) by our independent directors or by the advisor without “cause” (as defined in the advisory agreement) or penalty, (ii) by the advisor for “good reason” (i.e., the failure to obtain a satisfactory assumption agreement from a successor to us or the operating partnership or a material breach of the agreement by us or the operating partnership) or (iii) by the advisor upon a change of control of the company; provided that the termination of the advisory agreement with “cause” (as defined in the advisory agreement) shall be upon 45 days’ prior written notice.”

The following disclosure replaces in their entirety the last sentence of the second paragraph of the section “Dealer Manager” beginning on page 87 of the Prospectus.

“Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including ARCT, NYRR, PE-ARC, ARC RCA, ARC DNAV, ARCT III, ARC Global DNAV, ARCP, ARCT IV and ARC HT II.”

The disclosure on page 88 of the Prospectus immediately preceding Louisa Quarto’s biography is replaced in its entirety by the following disclosure.

“The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	45	Chief Executive Officer
Louisa Quarto	45	President
John H. Grady	51	Chief Operating Officer and Chief Compliance Officer
Alex MacGillivray	51	Executive Vice President and National Sales Manager
Steve Rokoszewski	36	Executive Vice President

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Grady, MacGillivray and Rokoszewski are described below:”

John H. Grady’s biography is inserted immediately following Louisa Quarto’s biography on page 88 of the Prospectus.

“John H. Grady has served as the chief operating officer and chief compliance officer of our dealer manager since October 2012. He has also served as the chief compliance officer of BDCA and the BDCA advisor since October 2012. Prior to October 2012, Mr. Grady was the chief operating officer and general counsel at Steben & Company from December 2009 to September 2012. Prior to joining Steben and Company, Mr. Grady served as a senior adviser to Coil Investment Group, from April 2008 to December 2009. From October 2006 to February 2008, Mr. Grady held a number of positions at Nationwide Funds Group, including president and chief executive officer. From February 2001 to June 2006, Mr. Grady worked at Turner Investment Partners and its mutual fund company spin-off, Constellation Funds Group. Prior to February 2001, Mr. Grady was a partner at Morgan, Lewis LLP (1995 – 2001), and an associate with Ropes & Gray LLP and Steptoe & Johnson LLP. Mr. Grady received his J.D. from The University of Pennsylvania Law School and his B.A. from Colgate University. Mr. Grady maintains his FINRA 3, 7, 24 and 63 licenses and is a member of the bar in Pennsylvania, Maryland and the District of Columbia.”

Kamal Jafarnia’s biography on page 88 of the Prospectus is deleted in its entirety.

Steve Rokoszewski’s biography is added immediately following Alex MacGillivray’s biography on page 89 of the Prospectus.

“Steve Rokoszewski joined the dealer manager in March of 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the Realty Capital Securities internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years’ experience in the financial services industry. Prior to joining Realty Capital Securities, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as assistant vice president — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.”

The paragraph “Dealer Manager Agreement” on page 89 of the Prospectus is replaced in its entirety by the following disclosure.

“Dealer Manager Agreement. We have entered into a dealer manager agreement with our dealer manager. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, a director, together indirectly own a majority of the ownership and voting interests of our dealer manager. Edward M. Weil, Jr., our president, chief operating officer and secretary, has been the chief executive officer of our dealer manager since December 2010. Louisa Quarto is the president of our dealer manager. John H. Grady currently serves as the chief operating officer and chief compliance officer of our dealer manager. For a description of this agreement, including the commissions, fees and expense reimbursement payable to our dealer manager pursuant to this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.”

Management Compensation

The fourth sentence in the introductory paragraph of the section entitled “What are the fees that you will pay to the advisor, the advisor’s affiliates, the dealer manager and your directors?” on page 10 of the Prospectus and the fourth sentence in the introductory paragraph of the section entitled “Management Compensation” on page 90 of the Prospectus is hereby replaced with the following disclosure.

“Except if a form of payment or distribution is specifically provided for, our advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock.”

The section entitled “Asset Management Fees” on page 14 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”

The section entitled “Operating Expenses” on page 15 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets and (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.”

The sections entitled “Subordinated Participation in Net Sales Proceeds,” “Subordinated Incentive Listing Distribution” and “Subordinated Distribution upon Termination of the Advisory Agreement” beginning on page 18 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)	The special limited partner will receive from time to time, when available, 15.0% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)	Upon the listing of our shares on a national securities exchange, the special limited partner or its assignees will receive 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.”

The section entitled “Asset Management Fees” on page 93 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.(5)	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”

The section entitled “Operating Expenses” on page 94 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets and (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.(6)	Not determinable at this time.”

The sections entitled “Subordinated Participation in Net Sales Proceeds,” “Subordinated Incentive Listing Distribution” and “Subordinated Distribution upon Termination of the Advisory Agreement” beginning on page 97 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)(9)(10)	The special limited partner will receive from time to time, when available, 15.0% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)(11)	Upon the listing of our shares on a national securities exchange, the special limited partner or its assignees special limited partner will receive 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.(12)	Not determinable at this time. There is no maximum amount of this distribution.”

Footnote 5 to the “Management Compensation” table on page 99 of the Prospectus is replaced in its entirety by the following disclosure.

“(5)	Since the advisor will be reimbursed for its expenses in connection with providing asset management services, the amount of asset management subordinated participation will be a profit to the advisor.”

Footnotes 9, 10 and 11 to the “Management Compensation” table beginning on page 99 of the Prospectus are replaced in their entirety by the following disclosure.

“(9)	Neither our advisor nor any of its affiliates (including the special limited partner) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder shall be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to the special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.
(10)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the termination date of the advisory agreement and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.
(11)	The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution. If the special limited partner receives the subordinated incentive listing distribution, neither it nor any of its affiliates would be entitled to receive any more of the subordinated distributions of net sales proceeds or the subordinated distribution upon termination.

(12)	The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.”

Conflicts of Interest

The following disclosure hereby replaces the first sentence of the second paragraph of the section “Conflicts of Interest” on page 103 of the Prospectus.

“Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including ARCT, a Maryland corporation organized on August 17, 2007, which qualified as a REIT beginning with the taxable year ended December 31, 2008, NYRR, a Maryland corporation organized on October 6, 2009, PE-ARC, a Maryland corporation organized on October 13, 2009, ARC RCA, a Maryland corporation organized on July 29, 2010, ARC DNAV, a Maryland corporation organized on September 10, 2010, ARCT III, a Maryland corporation organized on October 15, 2010, ARC Global, a Maryland corporation organized on July 13, 2011, ARCP, a Maryland corporation, organized on December 2, 2010, ARCT IV, a Maryland corporation organized on February 14, 2012, and ARC HT II, a Maryland corporation, organized on October 24, 2012.”

The following disclosure is inserted as the last sentence of the section “Conflicts of Interest” on page 105 of the Prospectus.

“ARC HT II filed its initial registration statement with the SEC on October 31, 2012, but has not yet become effective.”

The following disclosure hereby replaces the second full sentence of the section “Conflicts of Interest” on page 105 of the Prospectus.

“ARC HT II filed its initial registration statement with the SEC on October 31, 2012, but has not yet become effective. We do not believe that any of our other affiliated programs, other than ARC HT II, are in direct competition with this program.”

The third bullet on page 109 of the Prospectus under the section entitled “Certain Conflict Resolution Procedures” is replaced in its entirety by the following disclosure.

“•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses (as defined by the NASAA REIT Guidelines) paid during the previous fiscal year exceeded the greater of (i) 2% of our average invested assets for that fiscal year, and (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.”

Description of Real Estate Investments

The following heading is inserted immediately following the section heading “CareMeridian Rehabilitation Facility” on page 135 of the Prospectus.

“Phoenix, Arizona”

The following disclosure is inserted immediately following the section “CareMeridian Rehabilitation Facility Cancer Care Partners Building” on page 136 of the Prospectus.

“La Mesa, California

On December 14, 2012, we closed the acquisition of a fee simple interest in one inpatient rehabilitation facility specializing in catastrophic brain and spinal injuries located in La Mesa, California, or the CareMeridian Rehabilitation Facility — La Mesa. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was La Mesa Med Partners, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction. The CareMeridian Rehabilitation Facility — La Mesa is the ninth property acquired from the Ten Property Portfolio.

The CareMeridian Rehabilitation Facility — La Mesa contains 9,000 rentable square feet and consists of a single story, inpatient rehabilitation facility specializing in caring for patients suffering from catastrophic brain and spine injuries. The property, which is located in La Mesa, about 8 miles west of San Diego, was designed to provide patients a high level of medical services within a comfortable residential setting. The property was constructed in 2012 and features 15 private patient rooms and provides ancillary services including physical therapy, speech therapy, whirlpool hydro tub, and dietary services.

Capitalization

The contract purchase price of the CareMeridian Rehabilitation Facility — La Mesa was $6.0 million, exclusive of closing costs, at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of CareMeridian Rehabilitation Facility — La Mesa with net proceeds from this offering.

Major Tenants/Lease Expiration

The property is 100% leased to National Mentor Healthcare, LLC (d/b/a CareMeridian), a subsidiary of National Mentor Holdings, LLC, a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The CareMeridian network specializes in offering subacute and skilled nursing for patients suffering from traumatic brain injury, spinal cord injury, or medically complex injuries, such as neuromuscular or congenital anomalies in its 24 locations throughout Arizona, California and Nevada. National Mentor Holdings, Inc. has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in October 2012.

The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 15-year term, which commenced in October 2012, and expires in October 2027. The annualized straight-line rent for the initial lease term will be $0.6 million or $63.84 per rentable square foot. The lease contains 2.5% fixed annual rental escalations during the initial term and two renewal options of ten years each at the lessor of market rates or an increase of 2.5% over the rental rate in-place at the time of lease expiration.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2012	2011(1)	2010(1)	2009(1)	2008(1)
Occupancy rate	100.0%	N/A	N/A	N/A	N/A
Average effective annual rent per square foot	$53.33	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property upon completion in October 2012. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2012 was to be approximately $13,000, however the property will be reassessed at market value as a result of the purchase, as required by California state law. Such real estate taxes will be paid by us, as landlord, under the terms of the lease; however, the tenant will pay us, as landlord, monthly payments equal to 1/12 of the known or estimated real estate taxes. Any excess or shortfall will be reconciled annually.

We believe that Care Meridian Rehabilitation Facility — La Mesa is well-located with acceptable roadway access and is well maintained. Care Meridian Rehabilitation Facility — La Mesa will be subject to competition from similar properties within each respective market area, and the economic performance of the center could be affected by changes in local economic conditions or losses of contracts to major insurance companies reducing the in-network patient base. We did not consider any other factors material or relevant to the decision to acquire Care Meridian Rehabilitation Facility — La Mesa, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at Care Meridian Rehabilitation Facility — La Mesa.”

The following disclosure is inserted following the section “Cancer Care Partners Building” on page 168 of the Prospectus.

“Aurora Health Care Portfolio

On July 26, 2012, we closed the acquisition of the fee simple interests in three medical office buildings leased to a subsidiary of Aurora Health Care, located in Wisconsin, or the Aurora Health Care Portfolio. We acquired the properties through an indirect wholly owned subsidiary of our operating partnership. The sellers of the properties were PMZ-Two Rivers, L.L.C., JPG-Two Rivers, L.L.C., AI-Two Rivers, L.L.C., PMZ-Hartford, L.L.C., JPG-Hartford, L.L.C., AI-Hartford, L.L.C., PMZ-Neenah, L.L.C., JPG-Neenah, L.L.C. and AI-Neenah, L.L.C., entities which have no material relationship with us and the acquisition was not an affiliated transaction.

The Aurora Health Care Portfolio contains 226,046 rentable square feet.

Capitalization

The contract purchase price of the Aurora Health Care Portfolio was $63.0 million, exclusive of closing costs, at a capitalization rate of 8.0% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the purchase price). At closing, we funded the acquisition, excluding acquisition costs, of the Aurora Health Care Portfolio with net proceeds from this offering, including in-place financing assumed at acquisition of $49.6 million.

Major Tenants/Lease Expiration

The properties are 100% leased to a subsidiary of Aurora Health Care, Inc.

The leases commenced in December 2006 and have a 15-year term, which expire in December 2021. At the closing of the acquisition, 9.4 years remained on the leases. The leases contain 6.0% fixed rental escalations every three years during the initial term and three renewal options of five years each. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the buildings, in addition to base rent. The annualized straight-line rent for the initial lease terms is $5.0 million, or $22.27 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008
Occupancy rate	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per square foot	$19.90	$19.90	$19.90	$18.77	$18.77

Other

We believe the properties are suitable and adequate for their uses.

We believe that the properties are adequately insured.

The annual realty taxes payable on the Aurora Health Care Portfolio for the calendar year 2012 will be $0.9 million. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 tax return.

Aurora Health Care is a not-for-profit system that began in 1984. The system is comprised of 14 acute care hospitals, 1,400+ employed physicians and approximately 155 clinic sites located in 90 communities throughout eastern Wisconsin.

We believe that the facilities that make up the Aurora Health Care Portfolio are well-positioned, accessible, and well-maintained. The Aurora Health Care Portfolio will be subject to competition from similar properties and other medical office buildings within their respective market areas. The economic performance of the single tenant operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Aurora Health Care Portfolio, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements for the Aurora Health Care Portfolio.

Baylor Institute for Rehabilitation at Fort Worth

On August 22, 2012, we closed the acquisition of the fee simple interest in an inpatient rehabilitation facility located in Fort Worth, Texas, or the Baylor Institute for Rehabilitation at Fort Worth. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Harris Parkway Rehab, LLC, an entity which has no material relationship with us and the acquisition was not an affiliated transaction.

The Baylor Institute for Rehabilitation at Fort Worth contains 40,000 rentable square feet.

Capitalization

The contract purchase price of the Baylor Institute for Rehabilitation at Fort Worth was $16.0 million, exclusive of closing costs, at a capitalization rate of 8.4% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the purchase price). At closing, we funded the acquisition, excluding acquisition costs, of the Baylor Institute for Rehabilitation at Fort Worth with net proceeds from this offering.

Major Tenants/Lease Expiration

The property is 100% leased to Global Rehab-Fort Worth, LP, an operating joint venture between Baylor Health Care System and Select Medical Corporation.

The lease commenced in January 2009 and has a 15-year term, which expires in February 2024. At the closing of the acquisition, 11.5 years remained on the lease. The lease contains 1.5% fixed rental escalations annually during the initial term and two renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the buildings, in addition to base rent. The annualized straight-line rent for the initial lease term is $1.3 million, or $33.68 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008(1)
Occupancy rate	100%	100.00%	100.00%	100.00%	N/A
Average effective annual rent per square foot	$30.82	$30.36	$29.91	$29.47	N/A

(1)	The tenant took possession of the property upon its completion in January 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual realty taxes payable on the Baylor Institute for Rehabilitation at Fort Worth for the calendar year 2012 will be $0.2 million. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 tax return.

Global Rehab-Fort Worth, LP is an operating joint venture between Baylor Health Care System, or Baylor, a regional healthcare system, and Select Medical Corporation, a provider of specialized inpatient and outpatient healthcare services and a 21-member physician group. The joint venture between Baylor and Select Medical Corporation, or BIR JV, acquired an 80% interest in the hospital operations in January 2012.

Select Medical Corporation is an operator of specialty hospitals and rehabilitation clinics throughout the U.S. As of December 2011, the company operated 110 long-term acute care hospitals and nine inpatient rehabilitation facilities in 28 different states, and 954 outpatient rehabilitation clinics in 32 states. Select Medical Corporation operates in three main segments: specialty hospitals, outpatient rehabilitation and inpatient services. Through each segment, Select Medical Corporation offers a full range of programs and services to patients.

Baylor is a Baptist faith-based non-profit healthcare system in the North Texas region. Baylor offers an array of health care services throughout the Dallas-Fort Worth metroplex. Baylor provides full-range, inpatient, outpatient, rehabilitation and emergency medical services through 27 owned, leased or affiliated hospitals and surgical services at six short-stay hospitals.

We believe that the Baylor Institute for Rehabilitation at Fort Worth is well-positioned, accessible and well-maintained. The Baylor Institute for Rehabilitation at Fort Worth will be subject to competition from similar properties and other rehabilitation facilities within its respective market areas. The economic performance of the single tenant operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Baylor Institute for Rehabilitation at Fort Worth, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements for the Baylor Institute for Rehabilitation at Fort Worth.

Bronson LakeView

On September 27, 2012, we closed the acquisition of a fee simple interest in an off-campus medical office building, or Bronson LakeView, located in Paw Paw, Michigan. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Great Lakes Medical Properties, LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 100,321 rentable square feet and is a two-story building completed in January 2006. Services within the building provided by the tenant include primary care services such as family medicine, internal medicine, pediatrics, women’s health and gynecology as well as specialties including heart care, surgery, orthopedics and sleep disorders.

Capitalization

The contract purchase price of Bronson LakeView was $30.4 million, exclusive of closing costs, at a capitalization rate of 7.7% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of Bronson LakeView with net proceeds from this offering.

Major Tenants/Lease Expiration

The property is 100% leased to the Bronson Healthcare Group. The lease commenced in July 2006 and has a 15-year lease term, which expires in July 2021. At the closing of the acquisition, 8.8 years remained on the lease. The lease contains annual escalations equal to the greater of the Consumer Price Index and 2.75% during the initial term. The lease contains two renewal options of five years.

The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be $2.3 million or $23.29 per rentable square foot.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008
Occupancy	100%	100%	100%	100%	100%
Average effective annual rent per rentable square foot	$23.29	$22.74	$22.13	$21.65	$20.72

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be $0.4 million. Such real estate taxes are to be reimbursed by the tenant under the terms of its lease.

Bronson Healthcare Group is a not-for-profit, tertiary healthcare system serving southwest Michigan and northern Indiana, which employs over 6,000 employees.

We believe that Bronson LakeView is well-located, has acceptable roadway access and is well maintained. Bronson LakeView will be subject to competition from similar properties within its respective market area, and the economic performance of the tenants could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Bronson LakeView, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at Bronson LakeView.

Benton House Senior Housing Communities

On November 21, 2012, we, through subsidiaries of our operating partnership, closed our acquisition of the fee simple interest in four senior housing communities located in Palm Coast, Florida and Georgia (Douglasville, Stockbridge and Sugar Hill). On December 4, 2012, we closed on an additional senior housing community located in Newnan, Georgia. The sellers of the properties were Palm Coast SLP LLC, Douglasville SLP, LLC, Stockbridge Senior Living Partners, LLC, Sugar Hill SLP LLC and Newnan SLP, LLC, respectively. None of the sellers has a material relationship with us and none of the acquisitions was an affiliated transaction.

Capitalization

The contract purchase price of the properties was $85.8 million. The Company funded the acquisition of the properties with proceeds from its ongoing public offering. The properties contain an aggregate of 317,802 rentable square feet. Each of the properties is predominantly focused on assisted living with a separate wing to provide memory care services.

Major Tenants/Lease Expiration

The properties were acquired using a structure created under the REIT Investment Diversification and Empowerment Act, pursuant to which the Company will receive operating income generated from the operations of the senior housing communities. Principal Senior Living Group, or PSLG, an affiliate of the sellers, will manage the properties and will receive a market rate management fee pursuant to a management contract.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be $0.4 million.

PSLG is a regional operator of senior housing communities. PSLG was founded in 1997 and currently owns or operates 20 facilities located in the southeast.

Beverly Center

On November 28, 2012, we closed on the acquisition of a fee simple interest in a freestanding off-campus medical office building, or the Beverly Center, located in Chicago, Illinois. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Beverly Center, LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 59,345 rentable square feet and is a three-story building situated on nearly two acres of land. Services within the building include imaging and laboratory, as well as 14 different physician specialties.

Capitalization

The contract purchase price of the Beverly Center was $16.5 million, exclusive of closing costs, at a capitalization rate of 7.3% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Beverly Center with net proceeds from this offering.

Major Tenant/Lease Expiration

The property is 100% leased to Advocate Health and Hospitals Corporation, or Advocate. The lease contains annualized straight-line rental income of $1.3 million and expires in March 2023. The lease has one five year renewal option and contains annual contractual rental escalations of 2.0%. The lease is net whereby Advocate is required to reimburse us for substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rental income per square foot under the tenant leases is $22.16.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008
Occupancy	100.0%	84.9%	84.9%	84.9%	84.9%
Average effective annual rent per rentable square foot	$20.15	$20.51	$20.13	$19.77	$19.41

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be $0.2 million. Such real estate taxes are to be reimbursed by the tenant under the terms of its leases.

Advocate is a fully integrated health care delivery system in the state of Illinois. Advocate operates approximately 250 sites throughout the Chicago area and offers inpatient and outpatient services, home health services, hospice, counseling, physician services, and health care education programs.

We believe that the Beverly Center is well-located, has acceptable roadway access and is well maintained. The Beverly Center will be subject to competition from similar properties within its respective market area, and the economic performance of the tenants could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Beverly Center, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at the Beverly Center.

Rush Copley Building I

On November 29, 2012, we closed on the acquisition of a leasehold interest in an on-campus medical office building, or Rush Copley Building I, located in Aurora, Illinois. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Copley Memorial Hospital, Inc., an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 79,343 rentable square feet and is located on the campus of Rush-Copley Medical Center. The tenants of Rush Copley Building I include physicians with specialties in oncology, neuroscience, vascular surgery, radiology, and joint reconstruction and replacement.

Capitalization

The contract purchase price of the Rush Copley Building I was $25.8 million, exclusive of closing costs, at a capitalization rate of 8.0% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Rush Copley Building I with net proceeds from this offering.

Major tenant/Lease Expiration

The property is 100% leased to four tenants, pursuant to 14 leases. The four tenants are Copley Memorial Hospital, Inc., Rush-Copley Medical Group, NFP, Surgical Health Associates, LLC and Rehabilitation Medicine Clinic, Inc. The leases are net whereby the tenant is required to reimburse us for substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.

The following table provides information relating to each lease, including lease commencement and termination dates, rental escalations and renewal options, rentable square footage, annualized rental income and annualized rental income per square foot:

Tenant	Lease Commencement Date	Lease Termination Date	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Copley Memorial Hospital, Inc.	November 2012	November 2022	3% annual escalations	Two five-year options	15,869	$0.3 million/ $20.63
Copley Memorial Hospital, Inc.	November 2012	November 2022	3% annual escalations	Two five-year options	8,086	$0.2 million/ $27.51
Rush Copley Medical Group, NFP	November 2012	November 2022	3% annual escalations	Two five-year options	4,154	$0.1 million/ $27.51
Copley Memorial Hospital, Inc.	November 2012	December 2017	3% annual escalations	None	4,154	$0.1 million/ $25.60
Surgical Health Associates, Inc.	December 1999	November 2014	3% annual escalations	One five-year option	2,346	$0.1 million/ $33.12
Rush Copley Medical Group, NFP	November 2012	November 2022	3% annual escalations	Two five-year options	6,206	$0.2 million/ $27.51
Rush Copley Medical Group, NFP	November 2012	November 2022	3% annual escalations	Two five-year options	2,234	$0.1 million/ $27.51
Copley Memorial Hospital, Inc.	November 2012	November 2022	3% annual escalations	Two five-year options	4,557	$0.1 million/ $27.51
Copley Memorial Hospital, Inc.	November 2012	November 2022	3% annual escalations	Two five-year options	7,786	$0.2 million/ $27.51
Copley Memorial Hospital, Inc.	November 2012	November 2017	3% annual escalations	None	3,427	$0.1 million/ $25.48
Copley Memorial Hospital, Inc.	November 2012	November 2017	3% annual escalations	None	3,510	$0.1 million/ $25.48
Rehabilitation Medicine Clinic, Inc.	November 2010	October 2013	3% annual escalations	Two one-year options	1,146	$44,000/ $38.06
Copley Memorial Hospital, Inc.	November 2012	November 2022	3% annual escalations	Two five-year options	11,108	$0.3 million/ $27.51
Copley Memorial Hospital, Inc.	November 2012	November 2022	3% annual escalations	Two five-year options	4,761	$0.1 million/ $27.51

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the property (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of Rush Copley Building I	Leased Rentable Sq. Ft.	Percent of Rush Copely Building I Rentable Sq. Ft. Expiring
2013	1	$44	2.1%	1,146	1.4%
2014	1	78	3.8%	2,346	3.0%
2015	—	—	—	—	—
2016	—	—	—	—	—
2017	3	282	13.6%	11,091	14.0%
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	—	—	—	—	—
2022	9	1,671	80.5%	64,761	81.6%
Total	14	$2,075	100.0%	79,344	100.0%

(1)	Annualized rental income as of December 31, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008
Occupancy(1)	100%	9.6%	9.6%	8.2%	8.2%
Average effective annual rent per rentable square foot	$23.67	$32.06	$31.70	$30.06	$29.19

(1)	Represents third party tenants who leased space from the seller. Prior to acquisition, seller/owner occupied remaining space.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be $0.2 million. Such real estate taxes are to be reimbursed by the tenants under the terms of their leases.

We believe that Rush Coply Building I is well-located, has acceptable roadway access and is well maintained. Rush Copley Building I will be subject to competition from similar properties within its respective market area, and the economic performance of the tenants could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Rush Copley Building I, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at Rush Copley Building I.”

Rush Copley Building II

On December 28, 2012, we closed on the acquisition of a leasehold interest in an on-campus medical office building, or Rush Copley Building II, located in Aurora, Illinois. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Rush-Copley POB II, LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 80,744 rentable square feet and is located on the campus of Rush-Copley Medical Center. The tenants of Rush Copley Building II include a pharmacy which services the campus and physicians with specialties in oncology, neuroscience, vascular surgery, radiology, and joint reconstruction and replacement.

Capitalization

The contract purchase price of Rush Copley Building II was $25.6 million, exclusive of closing costs, at a capitalization rate of 6.9% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Rush Copley Building II with net proceeds from this offering and an advance under our credit facility. The property was constructed in 2009.

Major tenant/Lease Expiration

The property is 82.2% leased to three tenants, pursuant to nine leases. The three tenants are Rush-Copley Medical Center (Copley Memorial Hospital, Inc. and Rush-Copley Medical Group, NFP), Walgreen Company and Dreyer Clinic, Inc. The leases are net whereby the tenant is required to reimburse us for substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.

The following table provides information relating to each lease, including lease commencement and termination dates, rental escalations and renewal options, rentable square footage, annualized rental income and annualized rental income per square foot:

Tenant	Lease Commencement Date	Lease Termination Date	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Copley Memorial Hospital, Inc.	March 2009	March 2019	3% annual escalations	None	2,037	$0.1 million/ $27.22
Copley Memorial Hospital, Inc.	March 2009	March 2024	3% annual escalations	None	7,258	$0.2 million/ $29.43
Walgreen Company	March 2012	Mach 2022	3% annual escalations	Two five-year options	1,568	$44,000/ $27.81
Rush Copley Medical Group, NFP	March 2009	March 2019	3% annual escalations	None	20,719	$0.6 million/ $27.22
Copley Memorial Hospital, Inc.	March 2009	March 2019	3% annual escalations	None	3,091	$0.1 million/ $27.22
Copley Memorial Hospital, Inc.	March 2009	March 2014	3% annual escalations	None	5,997	$0.2 million/ $25.20
Rush Copley Medical Group, NFP	March 2009	March 2014	3% annual escalations	None	2,670	$0.1 million/ $25.20
Rush Copley Medical Group, NFP	March 2009	March 2014	3% annual escalations	None	2,675	$0.1 million/ $25.20
Dreyer Clinic, Inc.	March 2009	March 2019	3% annual escalations	Two five-year options	20,335	$0.6 million/ $27.52

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the property (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of Rush Copley Building II	Leased Rentable Sq. Ft.	Percent of Rush Copley Building II Rentable Sq. Ft. Expiring
2013	—	—	—	—	—
2014	3	$285	15.8%	11,342	17.1%
2015	—	—	—	—	—
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	4	1,263	69.9%	46,182	69.6%
2020	—	—	—	—	—
2021	—	—	—	—	—
2022	1	44	0.2%	1,568	0.2%
Total	8	$1,592	85.9%	59,092	86.9%

(1)	Annualized rental income as of December 31, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008(1)
Occupancy	82.2%	80.2%	80.2%	80.2%	N/A
Average effective annual rent per rentable square foot	$24.66	$23.95	$23.26	$22.58	N/A

(1)	The tenants took possession of the property upon completion in March 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be $0.2 million. Such real estate taxes are to be reimbursed by the tenants under the terms of their leases.

We believe that Rush Copley Building II is well-located, has acceptable roadway access and is well maintained. Rush Copley Building II will be subject to competition from similar properties within its respective market area, and the economic performance of the tenants could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Rush Copley Building II, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at Rush Copley Building II.

Blue Ridge Medical Office Building

On December 27, 2012, we closed on the acquisition of a fee simple interest in a medical office building, or Blue Ridge Medical Office Building, located in Bristol, Tennessee. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Albatross Group, LLC., an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 23,177 rentable square feet and is located across the street from the Bristol Regional Medical Center, an on-campus hospital. Physician specialties offered within the building include pulmonology, endocrinology, oncology, and hematology. The property was constructed in 2001, and provides physicians on the hospital staff easy access to the hospital while providing patients more convenient access to primary care and specialty physician services.

Capitalization

The contract purchase price of the Blue Ridge Medical Office Building was $4.9 million, exclusive of closing costs, at a capitalization rate of 7.4% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Blue Ridge Medical Office Building with net proceeds from this offering.

Major tenant/Lease Expiration

The property is 100% leased to Wellmont Health System, or Wellmont, a not-for-profit, integrated health system. The lease is net whereby the tenant is required to reimburse us for substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 10.5-year term, which commenced in January 2012 and expires in June 2022. The annualized straight-line rental income for the initial term will be $0.4 million. The lease contains rental escalations equal to the lessor of 2.5% or CPI and has two renewal options of five years each.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008
Occupancy	100.0%	N/A	N/A	N/A	N/A
Average effective annual rent per rentable square foot	$15.57	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property upon completion in January 2012. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be approximately $18,000. Such real estate taxes are to be reimbursed by the tenants under the terms of their leases

Wellmont is a leading healthcare provider in the tri-cities region of northeast Tennessee and southwest Virginia. Wellmont is a not-for-profit, integrated health system. Wellmont provides a continuum of services ranging from community-based acute care to highly specialized tertiary services, including nationally recognized cardiology care from the Wellmont CVA Heart Institute and the region’s only Level One Heart Attack Network.

We believe that the Blue Ridge Medical Office Building is a well-positioned, recently constructed multi-specialty medical office building operated by one of the leading health systems within the community with acceptable roadway access. The Blue Ridge Medical Office Building will be subject to competition from similar properties within its respective market area, and the economic performance of the single tenant and their general health operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Blue Ridge Medical Office Building, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at the Blue Ridge Medical Office Building.

16 New Scotland Avenue

On December 28, 2012, we closed on the acquisition of a fee simple interest in a three-story, class “A”, medical office building, or 16 New Scotland Avenue, located in Albany, New York. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The sellers of the property were Columbia 16 NS, LLC. and Columbia 16 NS II, LLC., entities that have no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 53,229 rentable square feet and was developed to support the expanding services and space requirements of Albany Medical Center, or AMC, in addition to proving first floor retail space to compliment the hospital campus and surrounding residential and commercial users. The property was constructed in 2010 and is located adjacent to the AMC hospital campus.

Capitalization

The contract purchase price of 16 New Scotland Avenue was $15.0 million, exclusive of closing costs, at a capitalization rate of 7.4% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of 16 New Scotland Avenue with net proceeds from this offering.

Major tenant/Lease Expiration

The property is 100% leased to three tenants. The three tenants are CVS Albany, LLC (guaranteed by CVS Caremark Corporation), AMC and SEFCU. The leases are net whereby the tenant is required to reimburse us for substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.

The following table provides information relating to each lease, including lease commencement and termination dates, rental escalations and renewal options, rentable square footage, annualized rental income and annualized rental income per square foot:

Tenant	Lease Commencement Date	Lease Termination Date	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
CVS Caremark Corporation	June 2010	January 2031	None	Four five-year options	14,745	$0.4 million/ $28.00
SEFCU	July 2010	July 2030	5% increase every 5th lease year	Two five-year options	2,284	$0.1 million/ $42.89
Albany Medical Center	July 2010	August 2020	1% annual escalations	Two five-year options	36,200	$0.6 million/ $16.41

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009(1)	2008(1)
Occupancy	100.0%	100.0%	100.0%	N/A	N/A
Average effective annual rent per rentable square foot	$20.20	$20.09	$19.99	N/A	N/A

(1)	The tenant took possession of the property upon completion in 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be approximately $0.1 million. Such real estate taxes are to be reimbursed by the tenants under the terms of their leases.

Albany Medical Center operates a voluntary non-profit healthcare network including Albany Medical Center Hospital and Albany Medical College in New York and provides a wide range of healthcare services to thousands of patients annually, including radiology, neurosurgery, cardiac care and oncology.

CVS Caremark Corporation provides pharmacy health care services in the United States. Its pharmacy services segment offers pharmacy benefit management services, including plan design and administration, formulary management, discounted drug purchase arrangements, Medicare Part D services, mail order and specialty pharmacy services, retail pharmacy network management services, prescription management systems, clinical services, disease management services and pharmacogenomic services.

We believe that 16 New Scotland Avenue is a well-positioned, recently constructed multi-specialty medical office building operated by one of the leading medical centers within the community with acceptable roadway access. 16 New Scotland Avenue will be subject to competition from similar properties within its respective market area, and the economic performance of the tenants and their general health operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire 16 New Scotland Avenue, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at 16 New Scotland Avenue.

Michiana Hematology Oncology Medical Office Building

On December 28, 2012, we closed on the acquisition of a fee simple interest in an outpatient cancer treatment focused medical office building, or Michiana Hematology Oncology Medical Office Building, located in Mishawaka, Indiana. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Michiana Cancer Center, LLC., an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 49,410 rentable square feet and provides comprehensive screening, diagnosis, treatment and support options for cancer treatment under one roof. The property was constructed in 2010 and includes one linear accelerator vault and one high-dose-rate treatment vault to provide various types of cancer treatment.

Capitalization

The contract purchase price of the Michiana Hematology Oncology Medical Office Building was $21.7 million, exclusive of closing costs, at a capitalization rate of 7.8% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Michiana Hematology Oncology Medical Office Building with net proceeds from this offering.

Major tenant/Lease Expiration

The property is 100% leased to Michiana Hematology Oncology, PC, or MHO, one of the largest team of board-certified oncologists in northern Indiana. The lease is net whereby the tenant is required to reimburse us for substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 20-year term, which commenced in July 2010 and expires in July 2030. The annualized straight-line rental income for the initial term will be $1.7 million or $34.13 per rentable square foot. The lease contains rental escalations of 2.0% every five years and has one renewal option of ten years.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008
Occupancy	100.0%	100.0%	100.0%	N/A	N/A
Average effective annual rent per rentable square foot	$33.00	$33.00	$33.00	N/A	N/A

(1)	The tenant took possession of the property upon completion in July 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be approximately $0.3 million. Such real estate taxes are to be reimbursed by the tenants under the terms of their leases

MHO is one of the largest team of board-certified oncologists in northern Indiana. MHO is owned by 14-physican partners (ten medical oncologists and four radiation oncologists). These specialists treat various types of cancer including breast, lung, prostate and colon to the northern Indiana region. The practice was originally started in 1968 and has grown substantially; now, MHO operates care centers located in Indiana (Crown Point, Elkhart, Mishawaka, Plymouth, South Bend and Westville).

We believe that the Michiana Hematology Oncology Medical Office Building is a well-positioned, recently constructed medical office building operated by one of the leading physician practices focused on cancer treatment within the community with acceptable roadway access. The Michiana Hematology Oncology Medical Office Building will be subject to competition from similar properties within its respective market area, and the economic performance of the single tenant and their general operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Michiana Hematology Oncology Medical Office Building, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at the Michiana Hematology Oncology Medical Office Building.

Cancer Care at Metro Health Village

On December 28, 2012, we closed on the acquisition of a fee simple interest in an an on-campus medical office building focused on outpatient cancer treatment, or Cancer Care at Metro Health Village, located in Wyoming, Michigan. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was 5950 Metro Way, LLC., an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 21,502 rentable square feet and provides comprehensive screening, diagnosis, treatment and support options for cancer treatment for Metro Health Hospital, or Metro, that is located adjacent to the property. The property was constructed in 2008 and includes two linear accelerator vaults to provide various types of medical and radiation oncology services.

Capitalization

The contract purchase price of Cancer Care at Metro Health Village was $6.2 million, exclusive of closing costs, at a capitalization rate of 8.9% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of Cancer Care at Metro Health Village with net proceeds from this offering.

Major tenant/Lease Expiration

The property is 100% leased to Metropolitan Hospital, d/b/a Metro, an integrated health system. The lease is net whereby the tenant is required to reimburse us for substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 14.5-year term which commenced in June 2008 and expires in June 2022. The annualized straight-line rental income for the initial term will be $0.6 million or $25.80 per rental square foot. The lease contains rental escalations of 3% annually and has one renewal option of five years.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$22.50	$24.35	$23.80	$23.26	$23.26

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be approximately $0.1 million. Such real estate taxes are to be reimbursed by the tenants under the terms of their leases

Metro Health Corporation is an integrated healthcare system that includes Metro, a 208-bed general acute-care osteopathic teaching hospital located in Wyoming, Michigan, 12 neighborhood physician offices located throughout West Michigan, heart & vascular services, a wide range of outpatient specialty services, a cancer center developed in partnership with the University of Michigan department of radiation oncology, a wellness and community education program, joint ventures with other healthcare providers and a medical education program, among other related services.

We believe that Cancer Care at Metro Health Village is a well-positioned, recently constructed multi-specialty medical office building operated by one of the leading hospital systems within the community with acceptable roadway access. Cancer Care at Metro Health Village will be subject to competition from similar properties within its respective market area, and the economic performance of the single tenant and their general hospital operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Cancer Care at Metro Health Village, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at Cancer Care at Metro Health Village.

North Valley Orthopedic

On December 31, 2012, we closed on the acquisition of a fee simple interest in a free-standing ambulatory surgery center, or North Valley Orthopedic, located in Phoenix, Arizona. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was North Valley Orthopedic Real Estate Co., LLC., an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 17,608 rentable square feet and was built-to-suit with an extensive interior medical build out including four operating procedure rooms to accommodate approximately 400 surgical cases per month with a focus on orthopedic procedures. The property was constructed in 2006.

Capitalization

The contract purchase price of North Valley Orthopedic was $9.0 million, exclusive of closing costs, at a capitalization rate of 8.8% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of North Valley Orthopedic with net proceeds from this offering and an advance from our credit facility.

Major tenant/Lease Expiration

The property is 100% leased to North Valley Orthopedic Surgery Center, LLC, or North Valley. North Valley is a joint-venture between 12 physician members and AmSurg Corporation, or AmSurg, a national publicly traded surgery center operating company. AmSurg has guaranteed 55% of the obligations under the lease. The lease is net whereby the tenant is required to reimburse us for substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 20-year term, which commenced in August 2006 and expires in July 2026. The annualized straight-line rental income for the initial term will be $0.8 million or $44.88 per rentable square foot. The lease contains rental annual escalations equal to CPI, but not to exceed 3.0% and has two renewal options of five years each.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2012	2011	2010	2009	2008
Occupancy	100.00%	100.00%	100.00%	100.00%	100.00%
Average effective annual rent per rentable square foot	$44.88	$43.50	$43.50	$43.50	$43.50

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes on the building for the calendar year 2012 are expected to be approximately $0.1 million. Such real estate taxes are to be reimbursed by the tenants under the terms of their leases

AmSurg was formed in 1992 for the purpose of developing, acquiring and operating ambulatory surgery centers in partnership with physicians throughout the United States. Each surgery center provides a narrow range of high volume, lower-risk surgical procedures and has been designed with a cost structure that enables AmSurg to charge fees which we believe are generally less than those charged by hospitals for similar services performed on an outpatient basis. The centers are located in 35 states and the District of Columbia.

We believe that North Valley Orthopedic is a well-positioned, recently constructed ambulatory surgery center operated by one of the leading hospital systems within the community with acceptable roadway access. North Valley Orthopedic will be subject to competition from similar properties within its respective market area, and the economic performance of the single tenant and their general ambulatory operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire North Valley Orthopedic, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results. There are no current plans for capital improvements at North Valley Orthopedic.”

Financial Obligations

The section entitled “Revolving Credit Facility with KeyBank” on page 170 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“On May 25, 2012, we, through our operating partnership, entered into a revolving credit facility with KeyBank National Association, which credit facility was amended on October 25, 2012, or the credit facility. The credit facility is a $200.0 million revolving credit facility which contains an “accordion feature” to allow us, under certain circumstances, to increase the aggregate commitments under the credit facility to a maximum of $400.0 million.

The maturity date of the credit facility is October 25, 2015, subject to our right to a 12-month extension. We will have the option, based upon our corporate leverage, to have the credit facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 2.00% to 3.00%; or (b) the Base Rate, plus an applicable margin that ranges from 0.75% to 1.75%. Base Rate is defined in the credit facility as the greater of (i) the fluctuating annual rate of interest announced from time to time by KeyBank National Association as its “prime rate” or (ii) 0.5% above the federal funds effective rate. Once we reach net worth exceeding $350 million, the applicable margin will be reduced by 0.35%.

The credit facility provides for monthly interest payments with all principal outstanding being due on the maturity date. The credit facility may be prepaid at any time, in whole or in part, without premium or penalty. In the event of a default, the lender has the right to terminate its obligations under the credit facility and to accelerate the payment on any unpaid principal amount of all outstanding loans. We have guaranteed the obligations under the credit facility.

We borrowed $26.0 million under the credit facility to fund a portion of the purchase price of properties acquired in December 2012.”

The following disclosure is added immediately following the paragraph “Revolving Credit Facility with KeyBank” on page 170 of the Prospectus.

“US Bank Loans

On July 26, 2012, in connection with the acquisition of the Aurora Health Care Portfolio, pursuant to three separate note and mortgage assumption agreements entered into among U.S. Bank National Association, the sellers of the properties and a subsidiary of our operating partnership, we assumed the loan on each of the three Aurora Health Care Portfolio properties and all obligations under the mortgage notes evidencing such loans. The loans consist of the Two Rivers, WI facility loan, Neenah, WI facility loan and Hartford, WI facility loan.

Pursuant to the mortgage assumption agreements, the sellers paid the lender an aggregate assumption fee of $0.2 million, or 0.5% of the outstanding principal balance of the loans. The Two Rivers, WI facility loan contains an original principal balance of $22.6 million; the Neenah, WI facility loan contains an original principal balance of $7.8 million; and the Hartford, WI facility loan contains an original principal balance of $19.1 million.

Each loan bears interest at a per annum fixed rate of 5.52%. Each loan matures in January 2017 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loans are non-recourse and may be accelerated only upon the event of a default. The loans may be prepaid through defeasance. Each loan may be prepaid from time to time and at any time, in whole or in part, beginning September 2016, with no prepayment premium or penalty.

Mercy Health Plaza Loan

On August 23, 2012, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with UBS Real Estate Securities Inc. through which we borrowed $5.5 million. The loan is collateralized by Mercy Health Plaza and bears interest at a per annum fixed rate of 4.05%. The loan matures in September 2017 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part, with no prepayment penalty or premium.

Unitron Hearing Building Loan

On August 23, 2012, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with UBS Real Estate Securities Inc. through which we borrowed $4.0 million. The loan is collateralized by the Unitron Hearing Building and bears interest at a per annum fixed rate of 4.05%. The loan matures in September 2017 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part, with no prepayment penalty or premium.

East Point Medical Office Building Loan

On August 24, 2012, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with UBS Real Estate Securities Inc. through which we borrowed $5.3 million. The loan is collateralized by the East Point Medical Office Building and bears interest at a per annum fixed rate of 4.05%. The loan matures in September 2017 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part, with no prepayment penalty or premium.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure hereby replaces in its entirety the last sentence of the second paragraph on page 184 of the section “Funds from Operations and Modified Funds from Operations” beginning on page 184 of the Prospectus.

“Acquisition fees and expenses will not be reimbursed if there are no further proceeds from the sale of shares in this offering and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the section “Programs of Our Sponsor” beginning on page 193 of the Prospectus.

“Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, is a Maryland corporation that qualifies as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, the ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, the ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close in the first quarter of 2013. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties. On January 4, 2013, the closing price per share of common stock of ARCT was $11.94.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of December 31, 2012, NYRR had received aggregate gross proceeds of $178.0 million which includes the sale of 17.6 million shares in its public offering and $3.7 million from its distribution reinvestment plan. As of December 31, 2012, there were 19.9 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of December 31, 2012, NYRR had total real estate investments, at cost, of $350.7 million. As of September 30, 2012, NYRR had incurred, cumulatively to that date, $19.1 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $5.9 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of December 31, 2012, PE-ARC had received aggregate gross offering proceeds of $136.1 million which includes the sale of 13.8 million shares of common stock in its public offering and $1.5 million from its distribution reinvestment program. As of December 31, 2012 PE-ARC had acquired 26 properties, 20 of which are held through a 54% owned joint venture, and had total approximate real estate investments at cost of $307.9 million. As of September 30, 2012, PE-ARC had incurred, cumulatively to that date, $14.1 million in offering costs for the sale of its common stock and $4.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of December 31, 2012, ARC RCA had received aggregate gross proceeds of $7.9 million from the sale of 0.8 million shares in its public offering, including proceeds from its distribution reinvestment plan. As of December 31, 2012, ARC RCA acquired two properties for a purchase price of $54.2 million. As of

September 30, 2012, ARC RCA has incurred, cumulatively to that date, $5.6 million in offering costs for the sale of its common stock and $0.4 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of December 31, 2012, ARC DNAV had received aggregate gross proceeds of $8.1 million from the sale of 0.9 million shares in its public offering. As of December 31, 2012, ARC DNAV had acquired eight properties with total real estate investments, at cost, of $27.4 million. As of September 30, 2012, ARC DNAV had incurred, cumulatively to that date, $3.5 million in offering costs from the sale of its common stock and $0.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of December 31, 2012, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $27.1 million from its distribution reinvestment plan. As of December 31, 2012, ARCT III owned 507 single tenant, free standing properties and had total real estate investments, at cost, of $1.5 billion. As of September 30, 2012, ARCT III had incurred, cumulatively to that date, $196.7 million in offering costs for the sale of its common stock and $26.1 million for acquisition costs related to its portfolio of properties. On December 14, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT III. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close during the second quarter of 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012 ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. In aggregate, ARCP has received $127.9 million of proceeds (net of rescissions) from the sale of common and convertible preferred stock. As of December 31, 2012, ARCP owned 147 single tenant, free standing properties and real estate investments, at a purchase price of $278.7 million. On December 14, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT III. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close during the second quarter of 2013. On January 4, 2013, the closing price per share of common stock of ARCP was $14.09.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of December 31, 2012, ARC Global received aggregate gross proceeds of $2.2 million from the sale of 0.2 million shares in its public offering. As of December 31, 2012, ARC Global had acquired one property with a base purchase price of $2.6 million. As of September 30, 2012, ARC Global had incurred, cumulatively to that date, $2.1 million in offering costs for the sale of its common stock.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of December 31, 2012, ARCT IV received aggregate gross proceeds of $255.3 million from the sale of 10.4 million shares in its public offering and $0.4 million from its distribution reinvestment plan. As of December 31, 2012, ARCT IV owned 49 free standing properties at a purchase price of $76.7 million. As of September 30, 2012, ARCT IV had incurred, cumulatively to that date, $2.0 million in offering costs for the sale of its common stock and $0.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which has not yet been declared effective by the SEC. As of December 31, 2012, ARC HT II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in its public offering. As of December 31, 2012, ARC HT II has not acquired any properties. As of October 25, 2012, ARC HT II had incurred, cumulatively to that date, $0.6 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of December 31, 2012, BDCA had raised gross proceeds of $152.5 million which includes the sale of 14.7 million shares in its public offering and $2.0 million from its distribution reinvestment program. As of December 31, 2012, BDCA’s investments, at original cost, were $208.1 million.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on The NASDAQ Capital Market. American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRR, PE-ARC, ARC RCA, ARC DNAV, ARCT III, ARC Global DNAV, ARCT IV, ARC HT II and Business Development Corporation of America. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common shares on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, NYRR, PE-ARC, ARC DNAV, ARCT III and Business Development Corporation of America are in their offering and acquisition stages. Other than ARCT, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The

purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by AR Capital, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid with proceeds of ARCP’s initial public offering, and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised gross proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six retail stores triple net leased to Tractor Supply Company for $21.2 million. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every 5 years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through participating broker-dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.”

The following disclosure replaces in its entirety the second to last sentence of the second paragraph under the section “Prior Performance Summary — Adverse Business Developments and Conditions” on page 199 of the Prospectus.

“On September 7, 2011, the note holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid from proceeds of ARCP’s initial public offering and the properties were contributed to ARCP as part of its formation transaction.”

The following disclosure is hereby inserted at the end of the section “Prior Performance Summary — Adverse Business Developments and Conditions” on page 199 of the Prospectus.

“From 2008 through 2011, the AR Capital programs referenced above have experienced a non-renewal of seven leases, two units of which were leased to new tenants. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.”

Summary of Our Operating Partnership Agreement

The section entitled “Summary of Our Operating Partnership Agreement” on page 249 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has three classes of units: (a) GP Units; (b) OP Units and (c) Class B Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 20,000 general partnership units that were subsequently redesignated as 20,000 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in

Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Effective October 1, 2012, the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof, to the advisor and the subordination thereof to distribution coverage was eliminated and replaced with the potential issuance to the advisor of Class B Units. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, shall cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units shall be issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing (a) the excess of 0.1875% of the cost of our assets over the amount of any oversight fee payable to the advisor for such quarter by (b) the value of one share of common stock as of the end of such quarter.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “— Allocations”, the Class B Unit will automatically convert into an OP Unit. The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;
•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and
•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

American Realty Capital Healthcare Special Limited Partnership, LLC also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations shall be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets shall be allocated to the special limited partner until the special limited partner has received aggregate allocations equal to the amount of distributions the special limited partner is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units shall have been outstanding for at least one year (or such lesser time as determined by us in our sole and absolute discretion). The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

American Realty Capital Healthcare Special Limited Partnership, LLC, the parent of our advisor, is a Delaware limited liability company formed on August 20, 2010 and is the special limited partner of our operating partnership. Except as set described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, the special limited partner shall be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner shall have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.”

Plan of Distribution

The following disclosure replaces in its entirety the first sentence of the section “Shares Purchased by Affiliates and Participating Broker Dealers,” on page 258 of the Prospectus.

“Our executive officers and directors, as well as officers and employees of our dealer manager and our advisor and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and “Friends,” may purchase shares offered in this offering at a discount.”

Incorporation of Certain Information by Reference

The following disclosure hereby replaces in its entirety the section “Incorporation of Certain Information by Reference” beginning on page 266 of the Prospectus.

“INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, as supplemented, or the registration statement of which this prospectus, as supplemented, is a part.

You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by or on behalf of our sponsor, http://www.americanrealtycap.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 29, 2012;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 8, 2012;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed with the SEC on August 6, 2012;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 13, 2012 and Quarterly Reports on Form 10-Q/A for the quarter ended September 30, 2012 filed with the SEC on November 13, 2012 and November 14, 2012;
•	Current Reports on Form 8-K filed with the SEC on January 3, 2012; January 13, 2012; January 20, 2012; March 1, 2012; March 8, 2012; April 9, 2012; April 26, 2012; May 4, 2012; May 14, 2012; May 23, 2012; May 29, 2012; June 22, 2012; July 3, 2012; July 13, 2012; July 27, 2012; October 25, 2012; November 14, 2012 and November 28, 2012; and

•	Definitive Proxy Statement in respect of our 2012 meeting of Stockholders filed with the SEC on April 25, 2012.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call Realty Capital Securities, LLC at Three Copley Place, Suite 3300, Boston, MA 02116, 1-866-771-2088, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.”

Electronic Delivery of Documents

The following disclosure replaces in its entirety the first and second sentences of the section “Electronic Delivery of Documents” on page 267 of the Prospectus.

“Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual, quarterly and other reports, proxy statements, distribution notices and other information, or documents, electronically by so indicating on the subscription agreement, or by sending us instruction in writing in a form acceptable to us to receive such documents electronically. Unless otherwise provided in this prospectus or unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail.”

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 5 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 5 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

Letter of Direction

The form of Letter of Direction contained on page E-1 of the Prospectus is hereby replaced with the revised form of Letter of Direction attached to this Supplement No. 5 as Appendix E. The revised form of Letter of Direction supersedes and replaces the form Letter of Direction in the Prospectus.

American Realty Capital Healthcare Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")**

- State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ________________

Investment Amount

$ ________________________

- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-HT, make checks payable to:** American Realty Capital Healthcare Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ________________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ________________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the afferor disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Tennessee investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Healthcare Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Healthcare Trust, Inc. or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution __________

Mailing Address __________

City, State, Zip __________

Account # __________

Bank's ABA/Routing # __________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Healthcare Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Healthcare Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Healthcare Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Healthcare Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Healthcare Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature __________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) __________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is __________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC-HT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in ARC-HT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC-HT and other similar programs.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC-HT should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARC-HT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in ARC-HT.		
Tennessee residents only: In addition to the general suitability requirements described above, the investor's maximum investment in ARC-HT shares and shares of its affiliates shall not exceed 10% of the Tennessee investor's net worth.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-HT securities registered with the Securities Division.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in ARC-HT shares not to exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION

C-1-4

AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER ***(ALL INVESTORS MUST SIGN)***

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) ____________

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name — Date

Signature of Joint Owner, if applicable

Print Name — Date

C-1-5

C-1-6

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

For Overnight Deliveries

FOR COMPANY USE ONLY:

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer

C-1-8

ARC Global | ARCT IV | ARC DailyNAV | ARC-HT | NYRR | ARC Retail | BDCA | PE-ARC | UDF IV

# Multi-Offering SUBSCRIPTION AGREEMENT

**AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE (OR ARC-HT INVESTORS IN SOUTH CAROLINA) MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING.** IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

**1** Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

*NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.*

**Note:** Investment subject to suitability standards, see the corresponding Prospectus for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

| Investment | | Investment Amount |
|---|---|---|
| ☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital Trust IV, Inc. ("ARCT IV")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______ | ☐ Initial Investment: ☐ Retail* (or) ☐ Institutional** ☐ Additional Investment: ☐ Retail* (or) ☐ Institutional** Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$1,000 minimum investment* |
| ☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC")** ▸ State in which sale was made: ______ | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments* |
| ☐ **United Development Funding IV ("UDF IV")**‡ ▸ State in which sale was made: ______ ‡ *Stated share price of $20 per share* | ☐ Initial Investment ☐ Additional Investment: Acct# ______ | $ ______ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$1,000 minimum for additional investments* |

**Payment Method:** Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

**Payment Instructions:** Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global** *(except ARC Global investors in OH and PA)*, **ARCT IV, ARC Daily NAV** *(except ARC Daily NAV investors in OH, PA and TX)*, **ARC-HT, ARC Retail** *(except ARC Retail investors in OH and PA)*, **NYRR, BDCA, PE-ARC and UDF IV, make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Trust IV, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARC Global investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Global Trust, Inc.
  - **For ARC Retail investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For ARC Daily NAV investors in OH, PA and TX, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

## 2 OWNERSHIP

**IMPORTANT:** Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

### 2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

### 2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

## 3

**IMPORTANT:** Send all paperwork directly to the custodian.

**Note:** This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

## Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

## 4

**IMPORTANT:** Investor Information is required.

**Note:** Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

## Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

**Citizenship:** *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

**NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b**

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

**Government ID: *(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

**CALIFORNIA INVESTORS:** ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

*Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-2-3

## 5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

**Note:** Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

**Footnotes:**

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors in ARC Global, ARCT IV, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors, and ARCT IV investors in Maine, cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Trust IV, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

## Distributions

**AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL TRUST IV, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**BUSINESS DEVELOPMENT CORPORATION OF AMERICA**

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.**

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Dividend Reinvestment Plan**[3] *Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**UNITED DEVELOPMENT FUNDING IV**

▸ *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

**5a** Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution

Mailing Address

City, State, Zip

Account #

Bank's ABA/Routing #

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

## ELECTRONIC DELIVERY ELECTION

*Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:*

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

**Joint Accounts:** If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

***Your e-mail address will be held in confidence and used only for matters relating to your investments.***

**6** **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

**NOTE:** ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

| **Subscriber Acknowledgements & Signatures** The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)** | **Owner** | **Co-Owner** |
|---|---|---|
| **For Investors of ALL Offerings:** | | |
| Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering. | | |
| ***California residents only:*** In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*. | | |
| ***Kansas residents only:*** In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. | | |
| ***Michigan residents only:*** A Michigan investor cannot invest more than 10% of their net worth in each Issuer. | | |

C-2-5

**6 Continued**

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For Investors of ALL Offerings *(Continued)*:** | | |
| ***Missouri residents only***: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for any offering with the Securities Division. | | |
| **For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only:** | | |
| I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only***: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's liquid net worth. | | |
| ***Ohio, Oregon, Pennsylvania, Washington, New Jersey and New Mexico residents only***: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Pennsylvania, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities. For Ohio and Pennsylvania investors, ARC Global will not release subscriptions from escrow until it has received $20,000,000 and $75,000,000, respectively, in subscriptions. | | |
| ***Iowa residents only***: An Iowa investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Iowa resident's liquid net worth. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***Texas residents only:*** A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth. | | |
| **For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARCT IV, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARCT IV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARCT IV and its affiliate cannot exceed 10% of the investor's net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT IV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. A Ohio investor's aggregate investment in ARCT IV shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. | | |

C-2-6

**6** *Continued*

| Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)* | Owner | Co-Owner |
|---|---|---|
| **For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only** *(Continued)*: | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT IV offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT IV offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT IV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***New Jersey residents only:*** Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in the ARCT IV offering and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. | | |
| ***Texas residents only:*** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles. | | |

| | | |
|---|---|---|
| **For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***Texas residents only:*** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. For Texas investors, ARC Daily NAV may not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions. | | |

C-2-7

## 6 *Continued*

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC-HT, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC-HT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC-HT should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).* | | |
| ***Ohio, Iowa, Oregon, Pennsylvania and Washington residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARC-HT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***California residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in ARC-HT shares not to exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).* | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |

| **For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:** | | |
|---|---|---|
| I/we acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYRR and its affiliates cannot exceed 10% of the Ohio, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in NYRR should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).* | | |

C-2-8

**6** ***Continued***

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only** *(Continued)***:** | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering. | | |
| **For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions. | | |
| ***Nebraska residents only:*** Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth. | | |
| ***Mississippi residents only:*** In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Retail and other similar offerings. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| **For Business Development Corporation of America ("BDCA") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Arizona residents only:*** The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year. | | |
| ***Iowa, Kentucky and New Jersey residents only:*** Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth. | | |
| ***Oregon residents only:*** In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares and shares of its affiliates shall not exceed 10% of his or her net worth. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |

C-2-9

## 6 *Continued*

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | Owner | Co-Owner |
|---|---|---|
| **For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:** | | |
| ***Nebraska residents only:*** Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles. | | |
| ***Idaho residents only:*** Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.) | | |
| ***North Dakota residents only:*** BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards. | | |
| ***Texas residents only:*** Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. | | |
| ***Oklahoma residents only:*** Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*. | | |
| ***North Carolina residents only:*** Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000. | | |
| ***Ohio residents only:*** In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth. | | |
| ***New Mexico residents only:*** In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth. | | |
| **For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:** | | |
| Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |
| ***Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only:*** Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***New Mexico residents only:*** Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC. | | |
| **For United Development Funding IV ("UDF IV") Investors Only:** | | |
| I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV. | | |
| I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment. | | |
| I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts." | | |

C-2-10

C-2-11

# 6[b]

## Substitute Form W-9
## ALL U.S. Taxpayer Must Sign

## SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

### Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

**Exempt TIN. Check here if investor is an exempt payee.** ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

**Certification instructions.** You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

| | |
|---|---|
| Signature of Investor | Print Name Date |
| Signature of Joint Owner, if applicable | Print Name Date |

# 6[b] *Continued*

## Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

**What Number to Give the Requester.** – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

| For this type of account: | Give the SSN of: |
|---|---|
| 1. An individual's account | The individual |
| 2. Two or more individuals (Joint account) | The actual owner of the account or, if combined funds, the first individual on the account [1] |
| 3. Custodian account of a minor (Uniform Gift to Minors Act) | The minor [2] |
| 4. (a) The usual revocable savings trust account (grantor also is trustee) | The grantor-trustee [1] |
| (b) So-called trust account that is not a legal or valid trust under State law | The actual owner [1] |
| 5. Sole proprietorship or single-owner LLC | The owner [3] |

| For this type of account: | Given the EIN of: |
|---|---|
| 6. Sole proprietorship or single-owner LLC | The owner [3] |
| 7. A valid trust, estate, or pension trust | The legal entity [4] |
| 8. Corporate or LLC electing corporate status on Form 8832 | The corporation |
| 9. Association, club, religious, charitable, educational, or other tax-exempt organization | The organization |
| 10. Partnership or multi-member LLC | The partnership or LLC |
| 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments | The public entity |
| 12. A broker or registered nominee | The broker or nominee |

C-2-12

6b Continued

## Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

*(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.*
*(2) Circle the minor's name and furnish the minor's SSN.*
*(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.*
*(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)*

**Note:** *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

### Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

### Payees Exempt from Backup Withholding

*Backup withholding is not required on any payments made to the following payees:*

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

*Other payees that may be exempt from backup withholding include:*

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

**Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding.** *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

### Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

### Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

**FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.**

C-2-13

C-2-14

C-2-15

APPENDIX E

LETTER OF DIRECTION

        , 20
American Realty Capital Healthcare Trust, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407

Re:	Registered Investment Advisory Fees Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to     , my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital Healthcare Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$     ; or

   % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama or North Dakota investors.

E-1